                                                                   EXHIBIT 10.23


                 ADDENDUM TO ASSIGNMENT AND ASSUMPTION AGREEMENT

         The Assignment and Assumption Agreement of even date herewith, made by, between and among Genuine Golf, LLC ("Assignor"), Philip Kenny ("Kenny"), Brian Mahoney ("Mahoney"), and Beverly Hills, Ltd. Inc., a Utah corporation ("Assignee"), is hereby supplemented by the following provisions, which shall be deemed to be a part of said Agreement (the "Agreement") for all purposes:

         A. Upon the execution of the Agreement, and as additional consideration therefor, Assignee shall cause 250,000 shares of BLTD (restricted) common stock (the "Shares") to be issued or transferred to Assignor or its designee.

         B. Assignee agrees to cause the restrictions with respect to the Shares to be removed at the rate of 62,500 for every three full calendar months while the Agreement remains in effect.

         C. In the event that the Agreement shall be terminated by Assignor pursuant to Paragraph 9 of the Agreement, Assignor will be entitled to retain 50,000 of the Shares, but shall be obligated to return the remaining 200,000 shares to Assignee. For such purpose, and if necessary in order to effect a return of said 200,000 shares to Assignee, Assignor hereby irrevocably appoints Assignee as its attorney in fact, to transfer said shares to Assignee on the books and records of Assignee and its designated transfer agent, with full power of substitution in the premises.

         D. If Assignee, FML and/or GGL shall have secured funds for their respective operations totaling at least $2,500,000 during the period from February 28, 2000 through July 31, 2000, as described in Paragraph 9 of the Agreement, then Assignee agrees to reimburse to Kenny the actual costs incurred in connection with the ownership and operation of each of the two airport stores comprising the Leased Premises during the period from April 1, 2000 to and including the date of executing the Agreement, to the extent that such costs exceed any revenues of each store during the same period, said costs and any offsetting revenues to be determined separately for each store. Provided, however, that

                  1. As a condition to reimbursement, Kenny shall provide to Assignee documentation, to Assignee's reasonable satisfaction, of the costs and revenues associated with each store with respect to which any reimbursement is sought;

                  2. The amount to be reimbursed shall not exceed $20,000 per month for each store (said limitation to be prorated for the partial month from May 1, 2000 to the date of the Agreement); and

                  3. In the event that, for any reason (other than a termination pursuant to Paragraph 9 of the Agreement), the parties shall mutually agree that either (or both) of the stores shall not be retained and continue to be operated by Assignee, Assignee shall not be obligated to make any reimbursement with respect to said store (or stores).

         IN WITNESS WHEREOF, the parties hereto have executed this Addendum as of the ____ day of May, 2000.


                                   GENUINE GOLF, LLC

                                   By Diversity Holdings, LLC,
                                   Its Manager

                                   By: /s/ Brian Mahoney
                                      -----------------------------------------
                                      Brian Mahoney, its manager



                                   /s/ Philip Kenny
                                   --------------------------------------------
                                   Philip Kenny

                                   /s/ Brian Mahoney
                                   --------------------------------------------
                                   Brian Mahoney



                                   BEVERLY HILLS, LTD.

                                   By:  /s/ Marc Barhonovich
                                      -----------------------------------------
                                      Marc Barhonovich, President



                                       2